UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2020

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34856 (Commission File Number)	36-4673192 (I.R.S. Employer Identification No.)

One Galleria Tower

13355 Noel Road, 22nd Floor

Dallas, Texas 75240

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, $0.01 par value per share	HHC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture for 5.375% senior notes due 2028

On August 18, 2020, The Howard Hughes Corporation (the “Company”) issued $750,000,000 in aggregate principal amount of 5.375% Senior Notes due 2028 (the “2028 Notes”) pursuant to an indenture, dated August 18, 2020 (the “Indenture”), by and among the Company, as issuer, HHC Warehouse Holdings Company, LLC, a Delaware limited liability company (“HHC Holdings”), and HH Warehouse Land Holdings, LLC, a Delaware limited liability company (“HHC Land”), as subsidiary guarantors, and Wells Fargo Bank, National Association, as trustee. The 2028 Notes have not been registered under the Securities Act of 1933 (the “Securities Act”) or the securities laws of any other jurisdiction and were offered and sold either to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act or to persons outside the United States under Regulation S of the Securities Act.

The 2028 Notes mature on August 1, 2028. Interest accrues on the 2028 Notes at a rate of 5.375% per annum from the date of issuance, and interest is payable semiannually, on February 1 and August 1 of each year. The first interest payment date is February 1, 2021. The Company may redeem all or part of the 2028 Notes at any time on or after August 1, 2023 at prices set forth in the Indenture, plus accrued and unpaid interest up to, but not including, the redemption date. At any time prior to August 1, 2023, the Company may redeem up to 40% of the 2028 Notes using the proceeds from certain equity offerings at a redemption price of 105.375% of the principal amount, plus accrued and unpaid interest up to, but not including, the redemption date. At any time prior to August 1, 2023, the Company may also redeem some or all of the 2028 Notes at a price equal to 100% of the principal amount, plus a “make-whole” premium and accrued and unpaid interest up to, but not including, the redemption date. If the Company sells certain assets or experiences specific kinds of changes in control, the Company will be required to make an offer to purchase the 2028 Notes.

As subsidiary guarantors, HHC Holdings and HHC Land, jointly and severally, provide a guarantee of all payment obligations arising under the 2028 Notes and each will be unconditionally and automatically released as a guarantor upon, among other events, such entity no longer being the borrower or a guarantor under certain credit facilities or other forms of indebtedness.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the 2028 Notes then outstanding may declare the entire principal amount of the 2028 Notes, and the interest accrued on such 2028 Notes, to be immediately due and payable.

Second Supplemental Indenture for 5.375% senior notes due 2025

On August 18, 2020, the Company entered into a supplemental indenture (the “Second Supplemental Indenture”) dated as of August 18, 2020, among HHC Holdings, HHC Land, the Company, and Wells Fargo Bank, National Association, as trustee, to amend the indenture governing the 5.375% senior notes due 2025 (the “2025 Notes”), dated as of March 16, 2017, by and between the Company and Wells Fargo Bank, National Association, as trustee (as supplemented by a first supplemental indenture thereto, dated as of June 15, 2017, together, the “ 2017 Indenture”).

The Second Supplemental Indenture provides that HHC Holdings and HHC Land, as subsidiary guarantors, will be bound by the terms of the 2017 Indenture, and will jointly and severally, provide a guarantee of all payment obligations arising under the 2025 Notes and each will be unconditionally and automatically released as a guarantor upon, among other events, such entity no longer being the borrower or a guarantor under certain credit facilities or other forms of indebtedness.

The preceding descriptions of the Indenture (including the 2028 Notes) and the Supplemental Indenture are summaries and are qualified in their entirety by, respectively, the Indenture and the form of the 2028 Notes, filed as Exhibit 4.1 hereto, and the Second Supplemental Indenture, filed as Exhibit 4.2 hereto, each of which exhibits are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation under the Indenture.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of August 18, 2020, by and among The Howard Hughes Corporation, HHC Warehouse Holdings Company, LLC, HH Warehouse Land Holdings, LLC and Wells Fargo Bank, National Association, as trustee.
4.2	Second Supplemental Indenture, dated as of August 18, 2020, to the indenture dated as of March 16, 2017 and first supplemented as of June 15, 2017, by and among HHC Warehouse Holdings Company, LLC, HH Warehouse Land Holdings, LLC, The Howard Hughes Corporation and Wells Fargo Bank, National Association, as the trustee.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2020

THE HOWARD HUGHES CORPORATION

By:	/s/ Peter F. Riley
Peter F. Riley
Senior Executive Vice President, Secretary and General Counsel

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